SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware (State or other jurisdiction of incorporation)	1-11961 (Commission File Number)	76-0423828 (IRS Employer Identification No.)
3040 Post Oak Boulevard, 3rd Floor
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE
Item 1.01. Entry into a Material Definitive Agreement
     On December 15, 2006, Carriage Cemetery Services, Inc., a wholly-owned subsidiary of Carriage Services, Inc., entered into an Asset Purchase Agreement with Seaside Cemetery, Inc. to acquire substantially all the assets and assume certain operating liabilities (including obligations associated with existing preneed contracts) of the Seaside Funeral Home, Seaside Memorial Park, Corpus Christi Funeral Home and Sunshine Cemetery in Corpus Christi, Texas in exchange for a cash payment at closing in the amount of $11.1 million. The acquisition is subject to satisfaction of customary closing conditions and is expected to close in January 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: December 21, 2006	By:	/s/ Terry E. Sanford Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer